Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aixtron Aktiengesellschaft of our reports dated March 11, 2004 relating to the financial statements and financial statement schedule, which appear in Genus, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in Aixtron Aktiengesellschaft’s Registration Statement on Form F-4/A (No. 333-122624).

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 22, 2005